                                   Exhibit 11

                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

                                                      Three Months Ended
                                              ---------------------------------
                                               March 30,              April 1,
                                                 1996                   1995
                                              -----------           -----------
Number of common shares
outstanding for entire period                  44,799,409            42,730,831

Weighted average number
of shares issued upon conversion of
convertible notes and exercise of
warrants                                          550,144

Weighted average number of
shares issued upon exercise of
options                                            29,615                 9,411
                                              -----------           -----------


Weighted average number of
common shares outstanding                      45,379,168            42,740,242
                                              ===========           ===========

Net loss                                      $(1,244,377)          $  (189,027)
                                              ===========           ===========

Net loss per common share                     $      (.03)          $       .00
                                              ===========           ===========

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